Exhibit 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

Sientra, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Unit (2)	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	Equity	Common Stock, par value $0.01 per share	457(c)	68,580,865(3)	$0.28	$19,202,642.20	$0.0001102	$2,116.14

Fees Previously Paid	—	—	—	—	—	—		—

Carry Forward Securities

Carry Forward Securities

	Total Offering Amounts					$19,202,642.20		$2,116.14

	Total Fees Previously Paid							—

	Total Fee Offsets							—

	Net Fee Due							$2,116.14

Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date

—	—	—	—	—	—	—

(1)

Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also registers an indeterminate number of shares of common stock, $0.01 par value per share (the “Common Stock”), of Sientra, Inc. (the “Registrant”) which may become issuable by reason of any stock dividend, stock split or other similar transaction effected without the receipt of consideration that results in an increase in the number of the outstanding shares of the Registrant’s Common Stock.

(2)

Estimated in accordance with Rule 457(c) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee, based on the average of the high and low prices of shares of the Registrant’s Common Stock, as reported on the Nasdaq Global Select Market on November 29, 2022.

(3)

Represents the shares of Common Stock of the Registrant that will be offered for resale by the selling stockholder pursuant to the prospectus to which this exhibit is attached. Consists of (i) 53,946,718 shares of the Registrant’s common stock that are issuable pursuant to the terms of the convertible note previously issued to the selling stockholder named in this prospectus on October 12, 2022 (the “New Note”); and (ii) 14,634,147 shares of the Registrant’s common stock that are issuable pursuant to the terms of the convertible note previously issued to the selling stockholder named in this prospectus on March 11, 2020, the resale of such shares was previously registered pursuant to the Registrant’s Initial Registration Statement on Form S-3 (No. 333-237636).